UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-144504	20-4057712
(Commission File Number)	(IRS Employer Identification No.)

12600 Hill Country Blvd., Suite R-275, Bee Cave, Texas 78738

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 588-3893

800 N. Watters Rd., Suite 150, Allen, Texas 75013

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated September 30, 2019 (as amended to date, the “Merger Agreement”), by and among Financial Gravity Companies, Inc., a Nevada corporation (“Financial Gravity” or the “Company”), its subsidiary FG Newco, Inc., a Texas corporation (“FG Newco”), and Forta Financial Group, Inc., a California corporation (“Forta Financial Group”), FG Newco merged with and into Forta Financial Group, with Forta Financial Group remaining as the surviving corporation.

On May 21, 2020, the merger transaction (“Merger”) closed, and two state filings formalized the Merger: a certificate of merger filed with the Texas Secretary of State, and an Agreement of Merger filed with the California Secretary of State.

Pursuant to the Merger Agreement, the shares of Forta Financial Group common stock issued and outstanding immediately prior to the closing were automatically converted into and exchangeable for fully paid and nonassessable shares of Financial Gravity common stock (45,785,879 in total).

Accordingly, as a consequence of the change in the Company’s stock ownership, the Merger has resulted in a change of control of the Company.

The Merger Agreement and an amendment thereto are filed as Exhibits to this Current Report on Form 8-K. The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

Reference the response to Item 2.01 above, incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On May 21, 2020, Mrs. Jennifer Winters was appointed as Chief Operating Officer of the Company, to supplement her current roles as both a Director and Corporate Secretary of the Company.

Mrs. Winters holds a BA from Lewis University and is an accomplished executive, having served as a Co-Founder of Eqis Holdings, Inc. from 2007 to 2017. She also served on Eqis Holdings’ Board of Directors from 2010 to 2017. In addition, she served as Chief Compliance Officer of Eqis Capital Management, Inc. from 2007 to 2015. She also served as Eqis Capital Management’s Executive Vice President from 2015 to 2017. Mrs. Winters formerly served as Executive Vice President for the Company. Mrs. Winters is the spouse of Scott Winters, the Chief Executive Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger entered into as of September 30, 2019, by and among Financial Gravity Companies, Inc., a Nevada corporation, Presidential Brokerage, Inc., a California corporation, and Financial Gravity Wealth, Inc., a Texas corporation
2.2	Second Amendment to Agreement and Plan of Merger entered into as of May 14, 2020, by and among Financial Gravity Companies, Inc., a Nevada corporation, Forta Financial Group, Inc. (formerly named Presidential Brokerage, Inc.), a California corporation, and Sofos Investments, Inc. (formerly named Financial Gravity Wealth, Inc.), a Texas corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Gravity Companies, Inc.
(Registrant)

By:	/s/ Scott Winters
	Name:	Scott Winters
	Title:	Chief Executive Officer

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